                             COST ALLOCATION POLICY

OVERVIEW

    Over the next few months, it is expected that significant costs will be incurred as Cable and Wireless Communications ("CWC") is formed from the merger of Bell Cablemedia ("BCM"), Videotron, Nynex CableComms ("NCC") and Mercury. The purpose of this paper is to ensure that the policy for the assignment of costs to CWC is agreed beforehand and plans are made for the unlikely event that the deal does not progress as planned.

SUGGESTED POLICY

INTERNAL COSTS

    Internal costs are those costs related to principal shareholders or operating unit personnel, their travel and related costs. Each principal or operating unit shall bear its own internal costs. These costs shall not be shared.

EXTERNAL COSTS

    External costs are those costs associated with external suppliers to the principals and operating units. These costs will cover bankers, lawyers, consultants, accountants and any other legitimate external costs.

    External costs shall be borne by the principals or operating unit which incurred them except where the costs are related to the listing of CWC, the preparation of the US registration statement and the integrated offer documents.

    All costs in excess of 50K which will be borne by CWC must be approved by the Merger Steering Committee ("MSC").

    Please see Attachment 1 for more detail about the proposed distribution of external costs.

DIVORCE

    In the event that the merger does not take place:

    - CWC shareholders shall be liable for their portion of the costs relating to the formation of CWC in proportions determined by their respective equity stakes, as if the merger had gone ahead (excluding the proportion of shares which will be publicly listed).

    - Parent companies will bear costs related to their subsidiaries in respect of long form reports, short form reports, working capital reports and legal due diligence.

    - Subsidiaries will bear costs associated with independent financial and legal advice in respect of considering the offers.

    If a single party exits for any reason (including a condition precedent upon which closing that has not been satisfied), then that party must still absorb its pro-rata percentage of the costs--once again, this will be on the basis of its intended equity participation in CWC.

MULTIPLE ADVISORS

    Several advisors will be acting on behalf of one of the principals as well as CWC on the listing of CWC (e.g. KPMG, Barings etc). It is the responsibility of the MSC to ensure that the work associated with CWC is billed separately and does not include costs directly associated with the principal shareholders.

SETTLEMENT PROCEDURE

    Each party shall make disbursements on behalf of CWC in respect of prior MSC approved costs and shall present statements at the end of the month of these costs. The MSC staff shall collate these costs and send a statement to each shareholder. Ninety days after the deal is completed, the costs shall be settled among the parties.
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Attachment 1--External Costs

LEVEL              PARTIES      APPROVALS BY                       COSTS                               TREATMENT
-------------  ---------------  ------------  ------------------------------------------------  -----------------------
Shareholder    C&W, NYNEX and   Individual    Costs of the shareholders in the sale of assets   Wholly for account of
               BCI              companies     to CWC and participation as shareholders in CWC.  relevant shareholder

                                              Example

                                              All fees in connection with shareholders'
                                              agreement, bankers fees.


                                               S/HLDR     BANKER              LAWYER
                                              ---------  ---------  --------------------------
                                              C&W        Barings    Allen & Overy (UK) Cleary,
                                                                    Gottlieb, Steen & Hamilton
                                                                    (US)
                                              NYNEX      Bear       Slaughter & May (UK)
                                                         Stearns    Chadbourne & Parke (US)
                                              BCI        CS First   Clifford Chance (UK) Davis
                                                         Boston     Polk & Wardwell (US)

CWC            CWC as a         MSC           Costs legitimately incurred by (or on behalf of)  Upon successful merger,
               holding/                       CWC's holding/operating company activities,       the costs will be
               operating                      including pre-incorporation and listing           attributed to CWC and
               company                        expenses.                                         capitalized and
                                                                                                recorded on CWC's
                                                                                                balance sheet. If the
                                                                                                merger is unsuccessful
                                                                                                the costs shall be
                                                                                                borne by shareholders
                                                                                                in proportion to
                                                                                                intended shareholdings
                                                                                                (excluding public
                                                                                                shares) -C&W 61.7%
                                                                                                -NYNEX 21.7% - BCI
                                                                                                16.6%
                                              Examples

                                              -Management appointments
                                              -Merger integration long form (KPMG)
                                              -Legal--Allen & Overy
                                              -Sponsor--Barings
                                              -Post merger integration (BCG)
                                              -Printing

Operating      MCI, BMC, NCC    Senior        Costs of the 3 units as on-going operating        Wholly for account of
Companies                       Management    companies and costs of due diligence associated   operating units.
                                of BCM, NCC   with listing. (This includes Videotron
                                and MCL       acquisition by BCM).

                                              Example

                                              Independent financial advice, audit costs and     If the merger is
                                              individual long forms costs.                      unsuccessful the costs
                                                                                                of due diligence
                                                                                                associated with listing
                                                                                                shall be borne by the
                                                                                                parent companies.

 OP CO.       BANKER             LAWYER           ACCOUNTANTS
---------  -------------  ---------------------  --------------
MCL                       Allen & Overy          KPMG
NCC        SBC Warburg    Slaughter & May        Coopers &
                                                   Lybrand
BCM        Salomon Bros   Linklaters             Deloitte &
                          & Paines (UK)            Touche
                          Davis Polk & Wardwell
                          (US)

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